Exhibit 99.1

For release: January 9, 2013, 6:00 a.m. EDT	Contact:	Mark Rittenbaum
503-684-7000

Greenbrier Posts Solid First Quarter EPS of $0.35 on Revenue of $415 Million

~ Backlog of 9,700 units valued at $1.11 Billion ~

~ Over $430 Million in new orders received across multiple railcar types ~

Lake Oswego, Oregon, January 9, 2013 – The Greenbrier Companies (NYSE: GBX) today reported results for its first fiscal quarter ended November 30, 2012.

First Quarter Highlights

•	Net earnings for the first quarter were $10.4 million, or $.35 per diluted share, on revenue of $415.4 million.

•	Adjusted EBITDA for the quarter was $31.8 million, or 7.6% of revenue.

•	New railcar deliveries were 2,900 units in the first quarter, a strong start to the year.

•

Since September 1, 2012, the beginning of the Company’s fiscal year, Greenbrier has received orders for 4,200 new railcar units valued at over $430 million, of which 1,400 units were received during the quarter, and 2,800 units subsequent to quarter end.

•	Subsequent to quarter end, the Company received a multi-year award to perform repair and refurbishment work, with anticipated annual revenue of about $12 million.

•	Subsequent to quarter end, the Company received awards for two multi-year management services contracts, with anticipated annual revenue of $3.5 million when fully implemented in fiscal 2014.

•

New railcar manufacturing backlog as of November 30, 2012 was 9,700 units with an estimated value of $1.11 billion (average unit sale price of $114,000), compared to 10,700 units with an estimated value of $1.20 billion (average unit sale price of $112,000) as of August 31, 2012.

•

Marine backlog totaled 2 units valued at $20 million as of November 30, 2012; subsequent to quarter end, Greenbrier received awards for 2 additional units valued at less than $10 million. Additionally we are party to a letter of intent for 15 barges valued at $60 million, subject to permitting and other conditions.

William A. Furman, president and chief executive officer, said, “We are pleased with our solid quarterly results. Our visibility is growing as the result of major new orders. We expect financial momentum will continue to build sequentially throughout the year, in line with earlier guidance. In North America, we continue to ramp up our higher margin tank car production to capitalize on demand from the strong energy market and are sold out of tank car capacity through calendar 2014. We expect to be at an annual run rate of about 3,800 tank cars in North America by December 2013. At the same time, we are seeing more diversified demand for our products and services in each of the business segments, as well as among railcar types, including automotive, forest products and intermodal.”

Furman continued, “Since September 1, 2012, the beginning of our fiscal year, we have received orders for 4,200 new railcar units in North America and Europe, of which 1,400 were automotive related, 1,250 were tank cars, with the balance including covered hopper cars, gondolas for scrap steel and other car types. With our flexible manufacturing footprint we can readily shift our capacity to railcar types in demand. Additionally, we have recently been awarded a major multi-year maintenance contract and two multi-year management services contracts.”

Furman added, “Our four key focus areas for 2013 are: enhancing operating margins, expanding product and service offerings, increasing free cash flow, and business diversification and growth. We are confident that this focus coupled with our diverse product offerings, integrated business model, and flexible manufacturing footprint position us to continue to gain share, enhance margins, and to grow through the cycle. We believe we have a long runway ahead, in each of our business segments, to drive shareholder value.”

Financial Summary

	Q1 FY13	Q4 FY12	Sequential Comparison – Main Drivers
Revenue	$415.4M	$443.5M	Down 6.3% principally due to lower new railcar deliveries with a higher average sales price
Gross margin	11.5%	12.3%	Down 80 bps due to lower manufacturing margin, partially offset by higher margins in both other segments
Selling and administrative	$26.1M	$27.6M	Down due to lower incentive compensation in Q1 and certain severance costs in Q4
Gain on disposition of equipment	$1.4M	$0.07M	Timing of sales fluctuates and is opportunistic
Adjusted EBITDA	$31.8M	$36.0 M	Down principally due to lower deliveries and margin
Effective tax rate	26.7%	51.0%	Normalized rate in both periods is about 34%; difference from normalized rate is due to certain discrete tax items
Net earnings	$10.4M	$7.4M	Up due to lower tax rate in Q1
Diluted EPS – GAAP	$0.35	$0.26	“If converted” calculation
Economic EPS	$0.37	$0.27	Excludes “if converted” impact of out-of-the-money bonds due 2018

Segment Summary

	Q1 FY13	Q4 FY12	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$285.4M	$306.2M	Down 6.8% due to lower deliveries with a higher average sales price
Gross margin	9.4%	11.8%	Down 240 bps due to changes in certain production rates and product mix
Deliveries	2,900	3,500	Down due change in product mix to higher labor content units
Wheel Services, Refurbishment & Parts
Revenue	$112.1M	$119.1M	Down 5.9% due to lower wheel and part volumes
Gross margin	9.5%	8.1%	Up 140 bps due to better mix and improved efficiencies
Leasing & Services
Revenue	$17.9M	$18.3M	Down 2.2% due to lower interim rents
Gross margin	57.4%	47.6%	Up 980 bps due to reduction in certain maintenance accruals
Lease fleet utilization	95.2%	93.5%	Up due to Q4 fleet additions placed in service in Q1

Business Outlook

Based on current business trends and industry forecasts, management currently anticipates the Company’s new railcar deliveries in 2013 to be about 13,000 units. While deliveries are expected to be below the 15,000 deliveries for fiscal 2012, the Company anticipates the product mix will be more favorable and include railcars with higher average selling prices. Management anticipates that fiscal 2013 revenue, adjusted EBITDA and earnings per share will be similar to fiscal 2012, with the second half of the year being stronger than the first half of the year.

Certain orders and awards referenced in this release are subject to customary documentation and completion of terms.

Conference Call

Greenbrier will host a teleconference to discuss first quarter results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	January 9, 2013

•	8:00 a.m. Pacific Standard Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time. Following the call, a webcast replay will be available for 30 days. Telephone replay will be available through January 26, 2013, at 203-369-0948.

About Greenbrier Companies

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in its four manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 39 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 10,000 railcars, and performs management services for approximately 221,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This presentation may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “designed to,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog is not indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies, production of new railcar types, or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2012, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as earnings attributable to Greenbrier before interest and foreign exchange, income tax expense, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Economic EPS is not a financial measure under GAAP. Economic EPS is used to measure the current economic impact of our Convertible Bonds due in 2018 that have a conversion strike price of $38.05/share, which exceeds our current stock price. We define Economic EPS as net earnings attributable to Greenbrier divided by the sum of weighted average basic common shares outstanding, plus the dilutive effect of warrants. This calculation excludes the dilutive effect of the shares underlying the 2018 bonds under the “if converted” method, which is included in the calculation of Diluted EPS. You should not consider Economic EPS in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Economic EPS is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Economic EPS measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

THE GREENBRIER COMPANIES, INC.

Consolidated Balance Sheets

(In thousands, unaudited)

	November 30, 2012	August 31, 2012	May 31, 2012	February 29, 2012	November 30, 2011
Assets
Cash and cash equivalents	$41,284	$53,571	$44,915	$40,666	$20,855
Restricted cash	7,322	6,277	6,089	2,249	2,151
Accounts receivable, net	163,385	146,326	172,086	177,544	149,559
Inventories	363,642	316,741	346,122	365,811	354,045
Leased railcars for syndication	54,297	97,798	66,776	79,681	68,029
Equipment on operating leases, net	362,522	362,968	334,872	322,811	323,878
Property, plant and equipment, net	186,715	182,429	172,729	165,700	159,671
Goodwill	137,066	137,066	137,066	137,066	137,066
Intangibles and other assets, net	79,500	81,368	84,693	85,155	84,187

	$1,395,733	$1,384,544	$1,365,348	$1,376,683	$1,299,441

Liabilities and Equity
Revolving notes	$89,826	$60,755	$71,430	$101,446	$80,679
Accounts payable and accrued liabilities	282,925	329,508	323,977	340,328	311,519
Deferred income taxes	96,498	95,363	88,514	89,623	87,395
Deferred revenue	28,283	17,194	17,872	1,230	5,724
Notes payable	427,697	428,079	428,028	428,454	431,184
Total equity Greenbrier	447,080	431,777	418,161	399,788	368,528
Noncontrolling interest	23,424	21,868	17,366	15,814	14,412

Total equity	470,504	453,645	435,527	415,602	382,940

	$1,395,733	$1,384,544	$1,365,348	$1,376,683	$1,299,441

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Income

(In thousands, except per share amounts, unaudited)

	Three Months Ended November 30,
	2012	2011
Revenue
Manufacturing	$285,368	$262,656
Wheel Services, Refurbishment & Parts	112,100	117,749
Leasing & Services	17,906	17,794

	415,374	398,199
Cost of revenue
Manufacturing	258,492	236,188
Wheel Services, Refurbishment & Parts	101,476	105,891
Leasing & Services	7,627	9,663

	367,595	351,742
Margin	47,779	46,457
Selling and administrative	26,100	23,235
Gain on disposition of equipment	(1,408)	(3,658)

Earnings from operations	23,087	26,880
Other costs
Interest and foreign exchange	5,900	5,383

Earnings before income taxes and loss from unconsolidated affiliates	17,187	21,497
Income tax expense	(4,586)	(7,797)

Earnings before loss from unconsolidated affiliates	12,601	13,700
Loss from unconsolidated affiliates	(40)	(372)

Net earnings	12,561	13,328
Net (earnings) loss attributable to noncontrolling interest	(2,134)	1,189

Net earnings attributable to Greenbrier	$10,427	$14,517

Basic earnings per common share:	$0.38	$0.57
Diluted earnings per common share:	$0.35	$0.48
Weighted average common shares:
Basic	27,144	25,463
Diluted	33,991	33,389

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended November 30,
	2012	2011
Cash flows from operating activities:
Net earnings	$12,561	$13,328
Adjustments to reconcile net earnings to net cash used in operating activities:
Deferred income taxes	940	3,665
Depreciation and amortization	10,923	9,889
Gain on sales of leased equipment	(1,408)	(3,658)
Accretion of debt discount	849	787
Stock based compensation expense	1,886	1,742
Other	(1,705)	2,024
Decrease (increase) in assets:
Accounts receivable	(15,515)	33,687
Inventories	(41,465)	(34,088)
Leased railcars for syndication	43,501	(37,339)
Other	945	856
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(48,036)	260
Deferred revenue	11,039	(145)

Net cash used in operating activities	(25,485)	(8,992)

Cash flows from investing activities:
Proceeds from sales of equipment	10,086	5,741
Investment in and net advances from unconsolidated affiliates	(160)	70
Increase in restricted cash	(1,045)	(38)
Capital expenditures	(25,141)	(15,007)
Other	—	10

Net cash used in investing activities	(16,260)	(9,224)

Cash flows from financing activities:
Net change in revolving notes with maturities of 90 days or less	27,935	(9,150)
Proceeds from revolving notes with maturities longer than 90 days	9,195	7,557
Repayments of revolving notes with maturities longer than 90 days	(8,941)	(5,606)
Proceeds from the issuance of notes payable	—	2,500
Repayments of notes payable	(1,230)	(1,243)
Investment by joint venture partner	1,182	—
Excess tax benefit from restricted stock awards	217	—

Net cash provided by (used in) financing activities	28,358	(5,942)

Effect of exchange rate changes	1,100	(5,209)
Decrease in cash and cash equivalents	(12,287)	(29,367)
Cash and cash equivalents
Beginning of period	53,571	50,222

End of period	$41,284	$20,855

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Quarterly Results of Operations

(In thousands, except per share amounts, unaudited)

	First	Second	Third	Fourth	Total
2012
Revenue
Manufacturing	$262,656	$320,206	$364,930	$306,172	$1,253,964
Wheel Services, Refurbishment & Parts	117,749	119,894	125,145	119,077	481,865
Leasing & Services	17,794	18,086	17,722	18,285	71,887

	398,199	458,186	507,797	443,534	1,807,716
Cost of revenue
Manufacturing	236,188	290,851	325,424	269,921	1,122,384
Wheel Services, Refurbishment & Parts	105,891	106,554	111,610	109,486	433,541
Leasing & Services	9,663	9,295	8,825	9,588	37,371

	351,742	406,700	445,859	388,995	1,593,296
Margin	46,457	51,486	61,938	54,539	214,420
Selling and administrative	23,235	24,979	28,784	27,598	104,596
Gain on disposition of equipment	(3,658)	(2,654)	(2,585)	(67)	(8,964)

Earnings from operations	26,880	29,161	35,739	27,008	118,788
Other costs
Interest and foreign exchange	5,383	6,630	6,560	6,236	24,809

Earnings before income tax and earnings (loss) from unconsolidated affiliates	21,497	22,531	29,179	20,772	93,979
Income tax expense	(7,797)	(5,348)	(8,655)	(10,593)	(32,393)
Earnings (loss) from unconsolidated affiliates	(372)	72	201	(317)	(416)

Net earnings	13,328	17,255	20,725	9,862	61,170
Net (earnings) loss attributable to Noncontrolling interest	1,189	415	(1,608)	(2,458)	(2,462)

Net earnings attributable to Greenbrier	$14,517	$17,670	$19,117	$7,404	$58,708

Basic earnings per common share: (1)	$0.57	$0.66	$0.71	$0.27	$2.21
Diluted earnings per common share: (2)	$0.48	$0.57	$0.61	$0.26	$1.91

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely.
(2)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Reconciliation of Net Earnings attributable to Greenbrier to Adjusted EBITDA (1)

(In thousands, unaudited)

	Three Months Ended November 30,		Three Months Ended August 31,
	2012	2011	2012
Net earnings attributable to Greenbrier	$10,427	$14,517	$7,404
Interest and foreign exchange	5,900	5,383	6,236
Income tax expense	4,586	7,797	10,593
Depreciation and amortization	10,923	9,889	11,768

Adjusted EBITDA	$31,836	$37,586	$36,001

(1)

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as earnings attributable to Greenbrier before interest and foreign exchange, income tax expense, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Three Months Ended November 30, 2012
Backlog Activity (units)
Beginning backlog	10,700
Orders received	1,400
Production held as Leased railcars for syndication	(200)
Production sold directly to third parties	(2,200)

Ending backlog	9,700

Delivery Information (units)
Production sold directly to third parties	2,200
Sales of Leased railcars for syndication	700

Total deliveries	2,900

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Calculation of Diluted Earnings Per Share

(In thousands, except per share amounts, unaudited)

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended November 30,		Three Months Ended August 31,
	2012	2011	2012
Weighted average basic common shares outstanding (1)	27,144	25,463	27,148
Dilutive effect of warrants	802	1,881	756
Dilutive effect of convertible notes (2)	6,045	6,045	6,045

Weighted average diluted common shares outstanding	33,991	33,389	33,949

(1)	Restricted stock grants are treated as outstanding when issued and are included in weighted average basic common shares outstanding when the Company is in a net earnings position.
(2)	The dilutive effect of the 2018 Convertible notes are included as they were considered dilutive under the “if converted” method as further discussed below. The dilutive effect of the 2026 Convertible notes was excluded from the share calculations as the stock price for each period presented was less than the initial conversion price of $48.05 and therefore considered anti-dilutive.

Dilutive EPS was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect of outstanding warrants and shares underlying the 2026 Convertible notes in the share count using the treasury stock method. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes. The 2026 Convertible notes would only be included in the calculation of both approaches if the current stock price is greater than the initial conversion price of $48.05 using the treasury stock method.

	Three Months Ended November 30,		Three Months Ended August 31,
	2012	2011	2012
Net earnings attributable to Greenbrier	$10,427	$14,517	$7,404
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	1,430	1,376	1,416

Earnings before interest and debt issuance costs on convertible notes	$11,857	$15,893	$8,820

Weighted average diluted common shares outstanding	33,991	33,389	33,949
Diluted earnings per share (1)	$0.35	$0.48	$0.26

(1)	Diluted earnings per share was calculated as follows:

Earnings before interest and debt issuance costs on convertible notes

Weighted average diluted common shares outstanding

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Reconciliation of Basic Earnings Per Share to Economic Earnings Per Share (1)

(In thousands, except per share amounts, unaudited)

The shares used in the computation of the Company’s basic and economic earnings per common share are reconciled as follows:

	Three Months Ended November 30,		Three Months Ended August 31,
	2012	2011	2012
Weighted average basic common shares outstanding	27,144	25,463	27,148
Dilutive effect of warrants	802	1,881	756

Weighted average economic diluted common shares outstanding	27,946	27,344	27,904

Net earnings attributable to Greenbrier	$10,427	$14,517	$7,404
Economic earnings per share	$0.37	$0.53	$0.27

(1)

Economic EPS is not a financial measure under GAAP. Economic EPS is used to measure the current economic impact of our Convertible Bonds due in 2018 that have a conversion strike price of $38.05/share, which exceeds our current stock price. We define Economic EPS as net earnings attributable to Greenbrier divided by the sum of weighted average basic common shares outstanding, plus the dilutive effect of warrants. This calculation excludes the dilutive effect of the shares underlying the 2018 bonds under the “if converted” method, which is included in the calculation of Diluted EPS. You should not consider Economic EPS in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Economic EPS is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Economic EPS measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

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